                                                                   EXHIBIT 11(a)



                               CONSENT OF COUNSEL

                  We hereby consent to the use of our name and to the references to our Firm under the caption "Additional Trust Information - Counsel and Auditors" in the Statement of Additional Information included in Post-Effective Amendment No. 20 to the Registration Statement (1933 Act No. 33-73404; 1940 Act No. 811-8236) on Form N-1A under the Securities Act of 1933, as amended, of Northern Funds. This consent does not constitute a consent under section 7 of the Securities Act of 1933, and in consenting to the use of our name and the references to our Firm under such caption we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under said section 7 or the rules and regulations of the Securities and Exchange Commission thereunder.




                                              /s/ Drinker Biddle & Reath LLP
                                              ------------------------------
                                              Drinker Biddle & Reath LLP



Philadelphia, Pennsylvania
July 31, 1998